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BUCYRUS INTERNATIONAL, INC.

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Bucyrus CEO Webcast Script German

Tim Sullivan: Hallo allerseits – und besten Dank für Ihr heutiges Beiwohnen. Das Thema dieser Webcast-Sendung ist es, Ihnen sachdienliche Informationen über die kürzliche Ankündigung des Erwerbs unseres Unternehmens von Caterpillar zu vermitteln.

Heute habe ich ein paar Gäste, Marcus Berto – SVP zuständig für die Südhalbkugel, Dr. Dieter Gessner – SVP zuständig für Europa, Asien & Nord-Afrika, und John Oliver – SVP zuständig für Nordamerika.

Ich bin sicher dass viele von Ihnen von der Nachricht dass Bucyrus sich bereit erklärt hat von Caterpillar erworben zu werden überrascht waren, und sich wundern warum wir diese Entscheidung getroffen haben.

Deshalb bitten wir um ein paar Minuten Zeit um Ihnen mitzuteilen was passiert ist und die Gründe hinter der Entscheidung des Vorstands.

Seit wir eine Aktiengesellschaft wurden in 2004, hat Bucyrus gut abgeschnitten. Unser ganzes Team hat vorzügliche Leistung erbracht um diese Organisation zum heutigen Stand zu bringen. Bucyrus ist eine echte führende Gesellschaft in der weltweiten Bergbauindustrie.

Wir haben eine starke Marke und ein starkes Wachstumsfundament. Wir haben hervorragende Produkte in Tagebau und Untertagebau Bergbaumaschinen. Wir sind bekannt als technologieführend; wir haben ein starkes und diverses Netzwerk treuer Kunden, und wir haben einen talentierten und engagierten Mitarbeiterstab, der dies alles möglich gemacht hat.

Deshalb ist es nicht unvernuenftig zu fragen: “Warum verkaufen?” Der Vorstand hat sich mit dieser Frage eindringlich auseinandergesetzt.

Die Antwort hat einige Teile.

Erstens wird es zunehmend deutlich in unserem globalen Markt, dass unsere Kunden aufgrund ihres Wachstums mit grösseren Lieferanten handeln wollen, die bedeutendes Leistungsvermögen und Ressourcen haben. Caterpillar ist eindeutig eines dieser Unternehmen. Es ist ein erstrangiges, 52 Milliarden Dollar globales Unternehmen. Zweitens, und eventuell noch wichtiger, es teilt unsere Werte im Bezug auf das Liefern von Produkten und Dienstleistungen höchster Qualität an unsere Kunden weltweit.

Das bedeutet nicht, dass wir nicht weiterhin als eigenständiges Unternehmen erfolgreich konkurriern koennten, doch wir haben festgestellt, dass uns der vorgeschlagene Zusammenschluss erlaubt, unseren wahren Wert zu maximieren, sowie auch unserem Unternehmen, unseren Produkten und unseren Mitarbeitern langfristige Rentabilität zu verleihen.

In jüngsten Jahren hat sich Caterpillar darum bemüht, sein Produktangebot im Bergbaubereich konzentrierter zu erweitern. Dabei haben sie unseren Erfolg wahrgenommen. Indem sie ihrem Kundenstamm unser Produktportfolio anbieten, geben wir unserem Geschäft eine grossartige Chance stetig wachsende Kundenansprüche erfuellen zu können.

Unsere Kunden wissen, dass die Kombination dieser sich ergänzenden Productlinien langfristig vorzüglichen Service und Unterstützung guarantieren wird. Das Feedback das wir in den letzten Tagen erhalten haben zeigt, dass unser weltweiter Kundenstamm diese Transaktion sehr befürwortet.

Letzlich, ich kann ich Ihnen sagen, dass sich der wichtigste Aspekt der Auseinandersetzungen unseres Vorstands um die Auswirkungen die diese Transaktion auf unsere Mitarbeiter, Lieferanten und andere Interessenvertreter haben wird, gedreht hat. Wir haben festgestellt, dass Caterpillar die Bucyrus Mitarbeiter schätzt und all das was wir geleistet haben.

Ein deutlicher Ausdruck dieses Respekts ist es, dass Caterpillar sich verpflichtet hat seine Zentrale für globale Bergbaumaschinen in Milwaukee zu etablieren, und unsere traditionellen Produkte weiterhin under der Bucyrus Marke zu vermarkten.

Ich bin sicher, dass wir mit Caterpillar einen exzellenten Partner gefunden haben, und bin stark überzeugt, das dies ein gutes Ergebnis für unser Unternehmen und alle seine Interessenvertreter ist. Caterpillar hat eine solide 85-jährige Geschichte und teilt unser Engagement unseren Kunden innovative Produkte und ausserordentliche Dienstleistungen zu liefern, sowie die Förderung von Zusammenarbeit und einem sicheren Arbeitsumfeld für Mitarbeiter, um die Auswirkungen auf die Umwelt zu minimieren und starke Finanzergebnisse zu erwirtschaften.

Kurz, sie haben dieselben Kernwerte die all das was wir täglich tun antreiben.

Jetzt möchte ich Ihnen Marcus Berto vorstellen und ihm das Wort geben. Marcus….

Marcus Berto: Danke Tim. Ich möchte, dass Sie alle wissen dass dies eine großartige Nachricht für Bucyrus und unseren langfristigen Erfolg als ein Unternehmen ist. Am wichtigsten ist Caterpillars Verpflichtung zu Sicherheit. Genau wie bei Bucyrus steht Sicherheit bei Caterpillar an erster Stelle und sie tun alles was sie können, um sicherzustellen, dass ihre Mitarbeiter im gleichen Zustand am Ende des Tages nach Hause gehen können, wie sie morgens kamen. Das ist sehr, sehr wichtig.

Zusätzlich, Zusammenarbeit mit Caterpillar positioniert uns, die Besten im weltweiten Bergbaumaschinengeschäft zu sein. Nachdem diese Transaktion abgeschlossen ist werden wir in der Lage sein, unseren Bergbaukunden noch grössere Dienstleistungen und Unterstützung bieten zu können, indem wir auf die Stärke unserer jetzigen Beziehungen basierend, unsere bestehenden Beziehungen weiter aufbauen.

Letzlich gibt es Vieles, das wir voneinander lernen müssen. Wir haben zwischen 6 und 9 Monate bis zum Abschluss dieser Transaktion und bis dann werden wir unsere Geschäfte als zwei separate Unternehmen betreiben. Wir haben sehr aggressive Ziele vor Jahresende zu erfuellen. Ich weiss, dass wir diesen Verpflichtungen nachkommen werden. Ich bitte Sie, weiterhin sicher und hart zu arbeiten und alles zu tun was Sie tun können, so dass wir unsere Ziele für 2010 übertreffen.

Tim Sullivan: Danke, Marcus. Jetzt möchte ich Dr. Dieter Gessner, SVP zuständig für Asien und Nord-Afrika vorstellen. Dieter…

Dieter Gessner: Danke, Tim. Es ist eine Ehre heute hier bei Ihnen zu sein und diese Gelegenheit zu haben mit Ihnen über unsere Vereinbarung von Caterpillar gekauft zu werden, zu sprechen. Ich weiss, es gibe viele Bedenken bezgl. dieser Transaktion, und es gibt auch sehr viel Aufregung.

Das Grossartige dieser Akuisition ist es, dass sie Wachstumsmöglichkeiten für beide Organisationen bietet. Es gibt sehr wenig Ueberschneidung zwischen Bucyrus Produkten und Caterpillar Produkten. Zusammen werden wir unsere bestehende Produktpalette mit dem grössten Distributionsnetz in der Bergbauindustrie combinieren.

Bei Bucyrus sind Sie diejenigen die etwas bewegen. Unsere Verpflichtung zu Sicherheit, Verlässlichkeit, Qualität, Innovation, und unsere Verpflichtung zu unseren Kunden sind diesselben Verpflichtungen die Sie bei Caterpillar finden werden. Ein jeder von uns muss dazu beitragen, um diese Transaktion erfolgreich zu machen.

Es gibt wenig das wir mit Caterpillar besprechen können vor Abschluss der Transaktion. Doch sobald wir in der Lage sind neue Informationen mit Ihnen zu teilen, werden wir das tun. Heute sind wir Bucyrus. Wir haben noch viel Arbeit vor uns in den verbleibenden Wochen von 2010, um unseren Plan zu erfüllen, und ich bitte Sie, behalten Sie Ihr Augenmerk bei und liefern Sie weiterhin die beste Unterstützung an unsere Kunden.

Tim Sullivan: Danke Dieter. Ich möchte jetzt John Oliver vorstellen und ihn um in paar Worte an unser Nord-Amerika-Team bitten….John

Das ist grossartige Nachricht für Bucyrus und die Bergbauindustrie.

In dieser Situation als das Unternehmen das gekauft wird, ist die erste Reaction häufig mit Angst und Besorgnis verbunden. Es ist wichtig, dass Sie wissen dass Caterpillar in vielen Fällen viel von Bucyrus zu lernen hat, genau wie wir viel von Caterpillar zu lernen haben. Was bei Bucyrus so gut funktioniert ist unsere Gewilltheit Wandel zu begrüssen und unsere Fertigkeit in jeder Situation schnell zu reagieren. Das sind zwei Eigenschaften die Caterpillar als Stärken unserer Organisation ansieht.

Obwohl Caterpillar schon lange im Bergbau präsent ist, fand dies durch zwei primäre Produktlinien, mechanische Geländenutzfahrzeuge und Bulldozer statt. Heute bietet Bucyrus der Bergbauindustrie das umfangreichste Produkt-Portfolio an. Das beinhaltet nicht nur die Produkte. Es schliesst unser Ingineur- und Herstellungsfachwissen ein, sowie die sachkundigsten Verkaufs- und Service-Teams im Feld. Unsere Mitarbeiter, zusammen mit den Produkten die wir anbieten ergänzen die heutige Caterpillar Organisation.

In den nächsten paar Wochen werden wir ein Integrations-Team formieren das parallel mit dem Caterpillar Team arbeiten wird, um sicherzustllen, dass wir unsere beiden Organisationen auf die wirksamste Art & Weise fusionieren. Bis zu dem Zeitpunkt, ungefähr Mitte 2011, müssen wir weiterhin das tun was wir am Besten tun; bedienen der Bucyrus-Kunden auf die sicherst mögliche Art und Weise.

Tim Sullivan: Danke, John.

Ich weiss, Sie alle haben bestimmt Fragen darüber, was dies für Sie persönlich bedeutet. Das ist sinnvoll. Ich freue mich sagen zu dürfen dass nach Abschluss der Transaktion, die grösste Mehrheit von Ihnen die Chance haben wird zukünftig ein Teil eines neuen, grösseren Unternehmens zu sein. Wichtigerweise zielt Caterpillar genauso auf Wachstum und Erfolg im globalen Bergbaumaschinenmarkt wie wir, und Caterpillar weiss, dass Sie in diesem Bereich die Experten sind.

Für unsere Kunden ändert sich geradezu gar nichts. Wir werden unsere Produkte weiterhin verkaufen und unsere Produkte warten, aber mit diesem zusätzlichen Attributen unserer kombinierten Unternehmen:

1. CAT Finanz wird finanzieren,

CAT Logistic wird Verbesserungen machen und

3. Wirksamer Einsatz des Besten des Bucyrus Produkt Systems in Verbindung mit dem Caterpillar Produktions-System, und

letzlich, CAT Bauteile

Wir werden diese Bauteile in unsere Produkte einbauen, forwärtsgehend.

Sicherlich ein leistungsstärkeres Angebot das es uns ermöglicht auf einem viel höheren Niveau zu konkurieren.

Jeder Zusammenschluss zweier Unternehmen bringt ein Umfeld des Wandels mit sich. In den letzten 4 Jahren hat uns die Kombination von Bucyrus, BDT und Terex praktisch zu Fusionsexperten ausgebildet. Aber ich weiss, Wandel ruft Aengste und Ablenkungen hervor.

Es ist noch zu früh für konkrete Details über die Fusion mit Caterpillar, doch ich kann Ihnen versichern, dass Caterpillar unsere Mitarbeiter schätzt, und es ist Caterpillars höchste Priorität sicherzustellen, dass dieses fusionierte Unternehmen erfolgreich sein wird.

Es ist auch wichtig, dass Ihnen bekannt ist, dass es wahrscheinlich einige Monate dauern wird bis zum Abschluss dieser Transaktion, und kurzfristig wird nichts passieren.

Der Abschluss dieser Transaktion ist nur der erste Schritt. Wir müssen die Zustimmung der Aktionäre, sowie der Behörden einholen. Bis das geschehen ist werden wir weiterhin unsere Geschäfte als vollständig separate Unternehmen betreiben und konkurrieren . Deshalb ist es wichtig, dass Sie keine direkten Gespräche mit Caterpillarmitarbeitern haben oder mit Caterpillars Lieferanten bis die Transaktion abgeschlossen ist.

Wie John gesagt hat, im Fortgang, wird es einen umsichtigen Integrationsprozess geben – geleitet von einem Team aus Mitgliedern von beiden Organisationen. Bei Fragen werden wir unser Bestes tun, um diese prompt zu beantworten.

Vorerst bitte ich Sie, Ihr Augenmerk beizubehalten. Einfach gesagt, der Normalbetrieb geht weiter. Das Erfüllen der Bedürfnisse unserer Kunden wird auch weiterhin unsere erste Aufgabe sein. Es ist von entscheidender Bedeutung dass wir das Geschäftsjahr 2010 mit starker Leistung abschliessen.

Ich schätze Ihr Engagement für dieses Unternehmen sehr – und auch die Zeit die Sie sich heute genommen haben um diese Webcast-Sendung anzuhören.

Diese Transaktion ist ein Zeugnis der Stärke der weltweiten Bucyrus Marke und des Werts den dieses Mitarbeiterteam erwirtschaftet hat. Wir sollten alle sehr stolz auf unsere Leistung sein.

Besten Dank Ihre kontinuierliche harte Arbeit und Ihr Engagement für Bucyrus.

Additional Information Relating to Bucyrus and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Bucyrus by Caterpillar. In connection with the proposed merger, Bucyrus intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, which will be mailed to stockholders of Bucyrus.

Bucyrus stockholders are urged to read all relevant documents filed with the SEC, including the proxy statement, because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as other filed documents, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Bucyrus’s filings may be obtained by directing a request to Bucyrus’s Investor Relations by telephone to (414)768-4000, in writing to Bucyrus, Attention: Investor Relations, 1100 Milwaukee Avenue, South Milwaukee, WI 53172, by email to amalingowski@bucyrus.com or at Bucyrus’s website (http://www.bucyrus.com).

Bucyrus and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Bucyrus with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Bucyrus’s directors and executive officers is also available in Bucyrus’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 12, 2010. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Bucyrus.

Caution Concerning Forward-Looking Statements Relating to Bucyrus

Statements in this communication that relate to Bucyrus’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4) the effect of the announcement of the transaction on Bucyrus’s business relationships, operating results and business generally; (5) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business concerns; (8) general competitive, economic, political and market conditions and fluctuations; (9) actions taken or conditions imposed by the governmental or regulatory authorities; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Bucyrus operates; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to Bucyrus’s stockholders Bucyrus’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in Bucyrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.